SCAN TO VIEW MATERIALS & VOTE OAKTREE STRATEGIC INCOME II, INC. C/O OAKTREE CAPITAL MANAGEMENT, L.P. 333 SOUTH GRAND AVENUE, 28TH FLOOR LOS ANGELES, CA 90071 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/OSI22023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D92374-[TBD] KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OAKTREE STRATEGIC INCOME II, INC. (the “Company”) The Board of Directors recommends you vote FOR the following proposal: 1. To adopt the Agreement and Plan of Merger, dated as of September 14, 2022 (the “Merger Agreement”), among the Company, Oaktree Specialty Lending Corporation, a Delaware corporation (“OCSL”), Project Superior Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of OCSL (“Merger Sub”), and, for the limited purposes set forth therein, Oaktree Fund Advisors, LLC, a Delaware limited liability company and investment adviser to each of OCSL and the Company, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into the Company and, immediately following the effectiveness thereof, the merger of the Company with and into OCSL (such proposal collectively, the “Merger Proposal”). THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE PROPOSAL AS THE BOARD OF DIRECTORS RECOMMENDS. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Stockholder Letter are available at www.proxyvote.com. D92375-[TBD] OAKTREE STRATEGIC INCOME II, INC. Special Meeting of Stockholders [TBD], 2023, at [TBD], Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mary Gallegly, Armen Panossian and Mathew Pendo, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of OAKTREE STRATEGIC INCOME II, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], Pacific Time on [TBD], 2023, at www.virtualshareholdermeeting.com/OSI22023SM, and at any adjournment or postponement thereof. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and Stockholder Letter and revokes any proxy heretofore given with respect to the Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein. Where no choice is specified, votes entitled to be cast by the undersigned will be cast for Proposal 1, as recommended by the Board of Directors as set forth in the Proxy Statement. Additionally, the named proxies are also authorized to vote in their discretion on such other matters as may properly come before the Special Meeting of Stockholders or at any postponement or adjournment thereof. Continued and to be signed on reverse side